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                                                                  EXHIBIT (k)(4)

                        FORM OF STRUCTURING FEE AGREEMENT

                                                               February __, 2007

Wachovia Capital Markets, LLC
375 Park Avenue
New York, NY 10152

Ladies and Gentlemen:

     Reference is made to the Underwriting Agreement dated February __, 2007 (the "Underwriting Agreement"), by and among Eaton Vance Tax-Managed Global Diversified Equity Income Fund (the "Fund"), Eaton Vance Management (the "Adviser"), Rampart Investment Management Company, Inc. (the Sub-Adviser) and each of the Underwriters named therein, with respect to the issue and sale of the Fund's Common Shares, as described therein. Capitalized terms used herein and not otherwise defined shall have the meanings given to them in the Underwriting Agreement.

     1. Fee. In consideration of your services in offering advice to the Advisor relating to the structure and design of the Fund and the organization of the Fund as well as services related to the sale and distribution of the Fund's Common Shares, the Adviser shall pay a fee to you in the aggregate amount of $[_____] (the "Fee"). The Fee shall be paid on or before February __, 2007. The Fee shall be paid by wire transfer to the order of Wachovia Capital Markets, LLC.

     2. Term. This Agreement shall terminate upon the payment of the entire amount of the Fee, as specified in Section 1 hereof.

     3. Indemnification. The Adviser agrees to the indemnification and other agreements set forth in the Indemnification Agreement attached hereto, the provisions of which are incorporated herein by reference and shall survive the termination, expiration or supersession of this Agreement.

     4. Not an Investment Adviser; No Fiduciary Duty. The Adviser acknowledges that you are not providing any advice hereunder as to the value of securities or regarding the advisability of purchasing or selling any securities for the Fund's portfolio. No provision of this Agreement shall be considered as creating, nor shall any provision create, any obligation on the part of you, and you are not agreeing hereby, to: (i) furnish any advice or make any recommendations regarding the purchase or sale of portfolio securities; or (ii) render any opinions, valuations or recommendations of any kind or to perform any such similar services. The Adviser hereby acknowledges that your engagement under this Agreement is as an independent contractor and not in any other capacity, including as a fiduciary. Furthermore, the Adviser agrees that it is solely responsible for making its own judgments in connection with the

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matters covered by this Agreement (irrespective of whether you have advised or are currently advising the Adviser on related or other matters).

     5. Not Exclusive. Nothing herein shall be construed as prohibiting you or your affiliates from acting as an underwriter or financial adviser or in any other capacity for any other persons (including other registered investment companies or other investment managers).

     6. Assignment. This Agreement may not be assigned by any party without prior written consent of the other party.

     7. Amendment; Waiver. No provision of this Agreement may be amended or waived except by an instrument in writing signed by the parties hereto.

     8. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

     9. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, and all of which, when taken together, shall constitute one agreement. Delivery of an executed signature page of this Agreement by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof.

     10. Disclaimer of Liability of Trustees and Beneficiaries. A copy of the Agreement and Declaration of Trust of each of the Fund and the Adviser is on file with the Secretary of State of The Commonwealth of Massachusetts, and notice hereby is given that this Structuring Fee Agreement is executed on behalf of the Fund and the Adviser, respectively, by an officer or Trustee of the Fund or the Adviser, as the case may be, in his or her capacity as an officer or Trustee of the Fund or the Adviser, as the case may be, and not individually and that the obligations under or arising out of this Structuring Fee Agreement are not binding upon any of the Trustees, officers or shareholders individually but are binding only upon the assets and properties of the Fund or the Adviser, as the case may be.

                                  [END OF TEXT]


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     This Agreement shall be effective as of the date first written above.

                                        EATON VANCE MANAGEMENT


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


Agreed and Accepted:

WACHOVIA CAPITAL MARKETS, LLC


By:
    ---------------------------------
Name:
      -------------------------------
Title:
       ------------------------------

                           [Structuring Fee Agreement]

                            INDEMNIFICATION AGREEMENT

                                                               February __, 2007

Wachovia Capital Markets, LLC
375 Park Avenue
New York, NY 10152

Ladies and Gentlemen:

In connection with the engagement of Wachovia Capital Markets, LLC (the "Bank") to advise and assist the undersigned (together with its affiliates and subsidiaries, referred to as the "Company") with the matters set forth in the Structuring Fee Agreement dated February __, 2007 between the Company and the Bank (the "Agreement"), in the event that the Bank becomes involved in any capacity in any claim, suit, action, proceeding, investigation or inquiry (including, without limitation, any shareholder or derivative action or arbitration proceeding) (collectively, a "Proceeding") with respect to the services performed pursuant to and in accordance with the Agreement, the Company agrees to indemnify, defend and hold the Bank harmless to the fullest extent permitted by law, from and against any losses, claims, damages, liabilities and expenses with respect to the services performed pursuant to and in accordance with the Agreement, except to the extent that it shall be determined by a court of competent jurisdiction in a judgment that has become final in that it is no longer subject to appeal or other review, that such losses, claims, damages, liabilities and expenses resulted primarily from the gross negligence or willful misconduct of the Bank. In addition, in the event that the Bank becomes involved in any capacity in any Proceeding with respect to the services performed pursuant to and in accordance with the Agreement, the Company will reimburse the Bank for its legal and other expenses (including the cost of any investigation and preparation) as such expenses are incurred by the Bank in connection therewith. Promptly as reasonably practicable after receipt by the Bank of notice of the commencement of any Proceeding, the Bank will, if a claim in respect thereof is to be made against the Bank under this paragraph, notify the Company in writing of the commencement thereof; but the failure so to notify the Company (i) will not relieve the Company from liability under this paragraph to the extent it is not materially prejudiced as a result thereof and (ii) in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. Counsel to the indemnified parties shall be selected as follows: counsel to the Underwriters and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or
Section 20 of the 1934 Act shall be selected by Wachovia; counsel to the Adviser, its directors, trustees, members and each of its officers who signed the Registration Statement and each person, if any, who controls the Adviser within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall be selected by the Adviser. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for the fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for the


                                        4

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Underwriters and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, the fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for the Adviser, and each of its directors, trustees, members and each of its officers who signed the Registration Statement and each person, if any, who controls the Adviser within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, in each case in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this
Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

     If such indemnification were not to be available for any reason, the Company agrees to contribute to the losses, claims, damages, liabilities and expenses involved (i) in the proportion appropriate to reflect the relative benefits received or sought to be received by the Company and its stockholders and affiliates, on the one hand, and the Bank, on the other hand, in the matters contemplated by the Agreement or (ii) if (but only if and to the extent) the allocation provided for in clause (i) is for any reason held unenforceable, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company and its stockholders and affiliates, on the one hand, and the party entitled to contribution, on the other hand, as well as any other relevant equitable considerations. The Company agrees that for the purposes of this paragraph the relative benefits received, or sought to be received, by the Company and its stockholders and affiliates, on the one hand, and the party entitled to contribution, on the other hand, of a transaction as contemplated shall be deemed to be in the same proportion that the total value received or paid or contemplated to be received or paid by the Company or its stockholders or affiliates, as the case may be, as a result of or in connection with the transaction (whether or not consummated) for which the Bank has been retained to perform services bears to the fees paid to the Bank under the Agreement; provided, that in no event shall the Company contribute less than the amount necessary to assure that the Bank is not liable for losses, claims, damages, liabilities and expenses in excess of the amount of fees actually received by the Bank pursuant to the Agreement. Relative fault shall be determined by reference to, among other things, whether any alleged untrue statement or omission or any other alleged conduct relates to information provided by the Company or other conduct by the Company (or its employees or other agents), on the one hand, or by the Bank, on the other hand. Notwithstanding the provisions of this paragraph, the Bank shall not be entitled to contribution from the Company if it is determined that the Bank was guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) and the Company was not guilty of such fraudulent misrepresentation. The Company will not settle any Proceeding in respect of which indemnity may be sought hereunder, whether or not the Bank is an actual or potential party to such Proceeding, without the Bank's prior written consent (which consent shall not be


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unreasonably withheld). For purposes of this Indemnification Agreement, the Bank shall include the Bank, any of its affiliates, each other person, if any, controlling the Bank or any of its affiliates, their respective officers, current and former directors, employees and agents, and the successors and assigns of all of the foregoing persons. The foregoing indemnity and contribution agreement shall be in addition to any rights that any indemnified party may have at common law or otherwise.

     The Company will not be liable to the Bank for any such losses, claims, damages, liabilities or expenses arising from the sale of securities by Eaton Vance Tax-Managed Premium and Dividend Income Fund to any person if a copy of a prospectus required to be delivered in connection with such sale which has been furnished to the underwriters of the offering of the securities (within a reasonable amount of time prior to such sale) shall not have been sent, mailed or given to such person, at or prior to the written confirmation of the sale of such securities to such person, but only if and to the extent that such prospectus, if so sent or delivered, would have cured the defect giving rise to, and been a complete defense against the person asserting, such loss, claim, damage or liability.

     The Company agrees that neither the Bank nor any of its affiliates, directors, agents, employees or controlling persons shall have any liability to the Company or any person asserting claims on behalf of or in right of the Company with respect to the services performed pursuant to and in accordance with the Agreement, except to the extent that it shall be determined by a court of competent jurisdiction in a judgment that has become final in that it is no longer subject to appeal or other review that any losses, claims, damages, liabilities or expenses incurred by the Company resulted primarily from the gross negligence or willful misconduct of the Bank in performing the services that are the subject of the Agreement.

     THIS INDEMNIFICATION AGREEMENT AND ANY CLAIM, COUNTERCLAIM OR DISPUTE OF ANY KIND OR NATURE WHATSOEVER WITH RESPECT TO THE SERVICES PERFORMED PURSUANT TO AND IN ACCORDANCE WITH THE AGREEMENT ("CLAIM"), DIRECTLY OR INDIRECTLY, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. EXCEPT AS SET FORTH BELOW, NO CLAIM MAY BE COMMENCED, PROSECUTED OR CONTINUED IN ANY COURT OTHER THAN THE COURTS OF THE STATE OF NEW YORK LOCATED IN THE CITY AND COUNTY OF NEW YORK OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, WHICH COURTS SHALL HAVE EXCLUSIVE JURISDICTION OVER THE ADJUDICATION OF SUCH MATTERS, AND THE COMPANY AND THE BANK CONSENT TO THE JURISDICTION OF SUCH COURTS AND PERSONAL SERVICE WITH RESPECT THERETO. THE COMPANY HEREBY CONSENTS TO PERSONAL JURISDICTION, SERVICE AND VENUE IN ANY COURT IN WHICH ANY CLAIM ARISING OUT OF OR IN ANY WAY RELATING TO THIS AGREEMENT IS BROUGHT BY ANY THIRD PARTY AGAINST THE BANK OR ANY INDEMNIFIED PARTY. EACH OF THE BANK AND THE COMPANY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY PROCEEDING OR CLAIM (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR IN ANY WAY RELATING TO THIS AGREEMENT. THE COMPANY AGREES THAT A FINAL JUDGMENT IN ANY PROCEEDING OR


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CLAIM ARISING OUT OF OR IN ANY WAY RELATING TO THIS AGREEMENT BROUGHT IN ANY
SUCH COURT SHALL BE CONCLUSIVE AND BINDING UPON THE COMPANY AND MAY BE ENFORCED IN ANY OTHER COURTS TO THE JURISDICTION OF WHICH THE COMPANY IS OR MAY BE SUBJECT, BY SUIT UPON SUCH JUDGMENT.


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     The foregoing Indemnification Agreement shall remain in full force and effect notwithstanding any termination of the Bank's engagement. This Indemnification Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same agreement.

                                        Very truly yours,
                                        EATON VANCE MANAGEMENT


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


Accepted and agreed to as of
the date first above written:

WACHOVIA CAPITAL MARKETS, LLC


By:
    ---------------------------------
Name:
      -------------------------------
Title:
       ------------------------------

                           [Indemnification Agreement]